Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. ss 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Clancy Corp. (the “Company”) on Form 10-Q for the quarter ended January 31, 2019 , as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Iryna Kologrim, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 20, 2019

 By:            /s/ Iryna Kologrim

 Name:  Iryna Kologrim

 Title:  President, Chief Executive Officer, Chief

 Financial Officer, Secretary and Treasurer

 (Principal executive officer and principal financial officer and principal accounting officer)